UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: November 14, 2008
(Date of earliest event reported)
Portfolio Recovery Associates, Inc.
(Exact name of registrant as specified in its charter)

DE	000-50058	75-3078675
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

120 Corporate Boulevard,
Norfolk, Virginia
(Address of principal executive	23502
offices)	(Zip Code)
888-772-7326
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 14, 2008, Portfolio Recovery Associates, Inc., (the “Company”), upon the recommendation of the Compensation Committee of its Board of Directors, entered into new three-year employment agreements with its Named Executive Officers (the “Employment Agreements”). The Employment Agreements will supersede the employment agreements previously entered into with the Named Executive Officers, each of which will expire on December 31, 2008. All of the Employment Agreements will become effective as of January 1, 2009, and expire on December 31, 2011, unless sooner terminated pursuant to their terms. The Employment Agreements provide for payments to the Named Executive Officers during periods of disability and to their beneficiaries in the event of death, and for severance payments upon the involuntary termination of the employment of a Named Executive Officer without Cause (as that term is defined in the Employment Agreements). A Named Executive Officer’s receipt of severance payments is conditioned upon the execution of a general release in a form approved by the Company. If a Named Executive Officer is terminated for Cause, no severance payments will be made. The Named Executive Officers have each agreed, during the term of their employment and for a period of time following their termination, to specified non-compete and non-solicitation provisions. The material terms of the Employment Agreements are summarized as follows:

			2009 Long
			Term
		Immediate	Incentive	Individual	Financial
Name and		Stock Award[1]	Award[2]	Achievement	Achievement	Target Stock	Severance
Position	Base Pay	($)	($)	Bonus[3]	Bonus[4]	Ownership	Provisions
Steve Fredrickson, CEO	$500,000	$420,000	$560,000	$250,000	$550,000	115,000 Shares	Two Years Base Pay, plus the greater of two times prior year’s bonus or the target bonus for the remainder of Term.

Kevin Stevenson, CFO	$300,000	$165,000	$220,000	$150,000	$350,000	50,000 Shares	Two Years Base Pay, plus the greater of two times prior year’s bonus or the target bonus for the remainder of Term.

Craig Grube, EVP, Acquisitions	$270,000	$129,000	$172,000	$130,000	$250,000	28,500 Shares	Two Years Base Pay, plus the greater of two times prior year’s bonus or the target bonus for the remainder of Term.

Judith Scott, EVP, General Counsel	$245,000	$30,000	$40,000	$90,000	$140,000	10,000 Shares	One Years Base Pay, plus the greater of prior year’s bonus or the target bonus for the remainder of Term.

[1]	Stock award that vests on 01/01/09, on the effective date of the employment agreements, subject to the employee being employed on that date. The dollar amount in the table will be converted into shares based upon the stock price on the grant date.

[2]	Stock award that vests based on the employee’s continued service and performance of pre-established goals over a specified period. The dollar amount in the table represents the value of the target award that, if earned, will be converted into shares on 12/31/2011, based on the stock price on the grant date. The number of shares earned may range from 0% to 200% of target.

[3]	Annual bonus that may be earned based on individual performance goals.

[4]	Annual bonus that may be earned based on financial performance goals.

In setting the Named Executive Officers’ compensation for the 2009-2011 term, the Compensation Committee compared data of like positions from a Compensation Peer Group selected by the Compensation Committee’s consultant, Frederic W. Cook & Co. (“Cook”). The Compensation Peer Group includes companies from the financial services industry and other like companies.
The current Compensation Peer Group is as follows:

Advanta	Encore Capital Group	Navigant Consulting
Asset Acceptance Capital	EPIQ Systems	Ocwen Financial
ASTA Funding	EZCORP	QC Holdings
Costar Group	Financial Federal	World Acceptance
DealerTrack Holdings	First Marblehead	Wright Express Corp
Dollar Financial	Huron Consulting Group
The peer group analysis revealed that in aggregate, the Company’s Named Executive Officers’ total direct compensation, consisting of salary, bonus and equity has been lower than the median compensation of executives in comparable positions in the Compensation Peer Group. The low ranking relative to the peer data is indicative of the Company’s historical philosophy to provide relatively smaller base salaries and equity compensation, and relatively larger cash bonuses. However, the Compensation Committee determined that, in order to attract and maintain the highest level of talent, the Company’s Named Executive Officers’ total direct compensation should be adjusted to reflect an amount that was closer to the median level of comparable positions in the Compensation Peer Group. Also, the Compensation Committee determined that the competitive positioning of the various compensation elements should be modified as described below.
In designing the 2009-2011 Named Executive Officers’ contracts, total direct compensation was generally targeted at the 50th percentile of comparable positions in the Compensation Peer Group. For purposes of setting Named Executive Officers’ compensation levels, the Compensation Committee used the following pay philosophy for each element of compensation:
Salary. The Company targeted base salaries at the 25th percentile of comparable positions in the Compensation Peer Group. Although generally well below the median rate of pay for most positions, the Company believes that providing a higher portion of pay at risk from the bonus and equity compensation elements makes for a more motivating overall compensation package.
Bonus. Total cash compensation consisting of salary and bonus, is targeted at the 75th percentile of comparable positions in the Compensation Peer Group. The bonus component is comprised of a personal performance element (Individual Achievement) and a company/business unit performance element (Financial Achievement). The Individual Achievement element is set at a level that, if fully achieved, creates total cash compensation roughly equivalent to the 25th percentile of comparable positions in the Compensation Peer Group. The Financial Achievement element, if fully achieved, gives the executive the opportunity to earn total cash compensation roughly equivalent to the 75th percentile of comparable positions in the Compensation Peer Group. It is the philosophy of the Compensation Committee that the standards for full achievement of the financial performance elements should be set at such a level that there is a reasonably high probability that the standards will not be fully achieved in any given year, and will generally not be fully earned unless the Company produces strong financial performance.

Equity — The Compensation Committee believes strongly that the majority of any long term incentive equity compensation program must be performance based. The Named Executive Officers’ equity awards for 2007 and 2008 consisted solely of performance based Long Term Incentive Plan (“LTI”) restricted stock awards earned based upon the achievement of stated earnings and profitability measures. Under the Named Executive Officers’ Employment Agreements, they will receive equity awards consisting of immediately vested shares and a performance based LTI award. The dollar value of the shares to be awarded to each Named Executive Officer was determined based upon the intent of the Compensation Committee that the Named Executive Officers’ total direct compensation generally be set at the 50th percentile of comparable positions in the Compensation Peer Group.
The foregoing is a summary description of certain provisions of the Employment Agreements, and is qualified in its entirety by the actual text of the respective Employment Agreements, which have been filed with this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by this reference. The Company will provide a more comprehensive review of executive compensation in its upcoming 2009 proxy statement.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements: None.
(b)	Pro forma financial information: None.

(c)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated November 14, 2008, by and between Steven D. Fredrickson and Portfolio Recovery Associates, Inc.

10.2	Employment Agreement, dated November 14, 2008, by and between Kevin P. Stevenson and Portfolio Recovery Associates, Inc.

10.3	Employment Agreement, dated November 14, 2008, by and between Craig A. Grube and Portfolio Recovery Associates, Inc.

10.4	Employment Agreement, dated November 14, 2008, by and between Judith S. Scott and Portfolio Recovery Associates, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2008	PORTFOLIO RECOVERY ASSOCIATES, INC.
	By:	/s/ Kevin P. Stevenson
Kevin P. Stevenson
EVP/CFO